UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 13, 2006 Date of report (Date of earliest event reported):

PETER KIEWIT SONS’, INC. (Exact name of Registrant as specified in its Charter)

Delaware	000-23943	91-1842817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of Principal Executive Offices)	(Zip Code)

(402) 342-2052 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 13, 2006, during a speech to employee-attendees at the Annual Operation’s Meeting of Peter Kiewit Sons’, Inc. (the “Corporation”), Bruce E. Grewcock, President and Chief Executive Officer of the Corporation, presented the Corporation’s estimated revenue, estimated net income and estimated formula price per common share for the fiscal year ended December 31, 2005.

These estimates are set forth on Exhibit 99.1 to this Form 8-K and incorporated in this Form 8-K by reference.

These estimates are preliminary in nature and are subject to confirmation and audit by the Corporation’s auditors. Actual results and prices, which may differ materially from these estimates, will be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 to be filed with the Securities and Exchange Commission.

The Corporation is furnishing information in this Form 8-K to the Commission pursuant to Item 2.02 of Form 8-K, and this information shall not be deemed filed for purposes of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
By: /s/ Tobin A. Schropp
Date: January 16, 2006	Tobin A. Schropp, Senior Vice President